N-SAR EXHIBIT 77C

OPPENHEIMER COMMODITY STRATEGY TOTAL RETURN FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Commodity Strategy Total Return Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                   179,858,494                                4,044,153
Edward L. Cameron                                      179,784,129                                4,118,518
Jon S. Fossel                                                 180,031,903                                3,870,743
Sam Freedman                                               179,885,652                                4,016,994
Richard F. Grabish                                         179,891,181                                4,011,466
Beverly L. Hamilton                                      180,107,551                                3,795,095
Robert J. Malone                                           180,042,685                                3,859,962
F. William Marshall, Jr.                                 180,009,521                                3,893,125
Victoria J. Herget                                           180,055,038                                3,847,609
Karen L. Stuckey                                           180,097,741                                3,804,905
James D. Vaughn                                           180,040,461                                3,862,186
William F. Glavin, Jr.                                     179,994,263                                3,908,383

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
152,932,867                4,151,965                                2,870,923                                23,946,891

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
154,404,918                2,655,261                                2,895,580                                23,946,891

2b-2:  Proposal to remove the additional fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
154,171,262                2,810,931                                2,973,567                                23,946,891

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
152,744,598                4,315,553                                2,895,604                                23,946,891

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
154,362,003                2,721,353                                2,872,401                                23,946,891

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
154,227,602                 2,797,014                                2,931,139                                23,946,891

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
152,854,355                4,149,276                                2,952,127                                23,946,891

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
154,087,771               2,856,821                                3,011,163                                23,946,891

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
124,212,719               32,783,339                                2,940,462                                23,946,891

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
154,796,434               2,391,373                                2,767,950                                23,946,891